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                                                                     EXHIBIT (g)

                              CUSTODIAN AGREEMENT
                            Pearl Mutual Funds and
                       First National Bank of Muscatine

                               Dated May 1, 2001

PEARL MUTUAL FUNDS (the "Trust"), a Massachusetts business trust and an open-end diversified management investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), and FIRST NATIONAL BANK OF MUSCATINE (the "Custodian"), an Iowa corporation, make this Agreement:

  1.  Mutual Understandings.

      a. The Trust intends initially to offer shares in two series, the Pearl Total Return Fund and Pearl Aggressive Growth Fund. These two series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 29, are referred to herein as the "Funds". Mutual Selection Fund, Inc., for which the Custodian has served as custodian under a previous agreement, will be reorganized into Pearl Total Fund, a series of the Trust.

      b. The Trust intends that each of its Funds will be a fund of funds whose investments will consist solely of (1) shares of investment companies registered under the Investment Company Act, which usually do not issue stock certificates and instead provide shareholder account statements, confirmations, or similar documents as evidence of ownership, and (b) cash and cash equivalents. This Agreement contains provisions regarding many other kinds of securities, documents, and transactions, but the parties expect that the Custodian will have little or no involvement with many of them in view of the limited investment intentions of the Trust and Funds.

  2.  Definitions.  In this Agreement:

      a. "Securities" includes shares of investment companies registered under the Investment Company Act; stocks, shares, bonds, debentures, notes, mortgages, and other obligations; and any certificates, receipts, confirmations, statements, warrants, or other instruments evidencing or representing ownership of the same, or evidencing or representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets.

      b. "Authorized Person" or "Authorized Persons" means (1) any one or more of the Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, and any Assistant Treasurer of the Trust and (2) any other person duly appointed or designated as an Authorized Person by the Board of Trustees or by the Executive Committee of the Trust from time to time as stated in an Officers' Certificate.

      c. "Authorized Instruction" or "Authorized Instructions" means a written or oral request or direction by the Trust, pursuant to and consistent with this Agreement, made by any one or more Authorized Persons. Unless a Written Instruction is required by this Agreement or any other agreement between the parties, an Authorized Instruction may be oral, but only if the Custodian reasonably and in good faith believes that the oral instruction has been given by an Authorized Person. Any Officers' Certificate also constitutes an Authorized Instruction.

      d. "Written Instruction" means an Authorized Instruction in writing and signed by any one or more Authorized Persons.

      e. "Officers' Certificate" means a request, direction, or certification in writing by the Trust, pursuant to and consistent with this Agreement, signed in the name of the Trust by any two of the Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, and the Treasurer of the Trust and any other person duly authorized to sign Officers' Certificates by the Board of Trustees or by the Executive Committee of the Trust from time to time as stated in an Officers' Certificate.

      f. "Custodian" includes First National Bank of Muscatine and any of its subsidiaries to the extent necessary or proper in order to enable or assist First National to act as Custodian pursuant to this Agreement.

      g. "Trust" means Pearl Mutual Funds and, as appropriate, each of the Funds. All references to actions, instructions, and certificates by the Trust include its actions, instructions, and certificates on behalf of a Fund or Funds.

      h. "Board" means the Board of Trustees of Pearl Mutual Funds.

  3. Employment of the Custodian; Property to be Held. The Trust employs the Custodian, and the Custodian shall serve, as the custodian of the assets of the Trust and the Funds pursuant to the provisions of the Trust's Declaration of Trust. The Trust shall deliver to the Custodian all securities and cash of the Funds; all payments of income, payments of principal, and capital distributions received by the Funds with respect to all securities owned by the Funds from time to time; and the cash consideration received by the Trust for all new shares or treasury shares of beneficial interest of the Trust representing interests in the Funds ("Shares") which shall be issued or sold from time to time.

  4.  Account for Each Fund; Receipts of Money.

      a. The Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting in accordance with this Agreement.

      b. The Custodian shall hold in each Fund's account or accounts, subject to the provisions of this Agreement, all cash received by it from or for the account of that Fund.

      c. The Custodian shall collect on a timely basis all income, dividends, and other payments to which each Fund is entitled either by law or pursuant to custom in the securities business, and shall credit all such receipts, as collected, to each Fund's account. The Custodian is authorized to endorse all checks, drafts, or other orders for the payment of money received by the Custodian for the account of a Fund. The Custodian shall also detach and present for payment all coupons and other income items requiring presentation when they become due. In any case in which the Custodian does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same, the Custodian shall so notify the Trust in writing, including copies of all demand letters, any written responses thereto, and any memoranda of all oral responses thereto and to telephonic demands.

      d. Payments received by the Custodian from time to time, resulting from the issuance or sale of Shares, shall be deposited into the applicable Fund's account. The Custodian shall timely notify the Trust and the Trust's transfer agent ("Transfer Agent") of each receipt of payment for Shares of a Fund.

  5. Payments of Money for Each Fund. Upon receipt of Authorized Instructions from the Trust on behalf of the applicable Fund (which may be continuing instructions when deemed appropriate by the parties, but only if stated in a Written Instruction), the Custodian shall make payments of cash for the account of a Fund, from that Fund's cash, but only:

      a. For the purchase of securities for the portfolio of that Fund against delivery of such securities (or appropriate evidence of ownership) registered or held in the name of the Fund or of the Custodian.

      b. For a purchase effected through a U.S. Securities System as defined in
Section 11 and in accordance with the provisions of Section 11.

      c. In the case of repurchase agreements entered into between the Trust on behalf of a Fund and the Custodian, or another bank, or a broker-dealer which is a member of the NASD, (1) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities, or (2) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund, or (3) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; and such transfer may be effected prior to the receipt of a confirmation from a broker or the applicable bank pursuant to Authorized Instructions from the Trust.

      d. For payments in connection with the conversion, exchange, or surrender of securities owned or subscribed to by the Trust, provided that consideration for such securities shall be delivered to the Custodian.

      e. For the repurchase or redemption of Shares issued by a Fund. Upon receipt of instructions from the Transfer Agent, the Custodian shall make funds available to a shareholder who has delivered a request for redemption or repurchase of Shares to the Transfer Agent. The Custodian is authorized to wire funds to or through a commercial bank designated by the redeeming shareholder.

      f. For the payment of any expense or liability incurred by the Fund, including but not limited to interest, taxes, and operating expenses (including, without limitation, management, supervisory, or advisory fees, administrative fees, Trustees' compensation, and fees for legal, accounting, and auditing services).

      g. For the payment of any dividends or distributions on Shares of the Funds declared pursuant to the governing documents of the Trust.

      h. For any other proper purpose, but only upon receipt of an Officers' Certificate including a resolution of the Board or of the Executive Committee of the Trust specifying the amount of payment, setting forth the purpose for which the payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom the payment is to be made.

  6. Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased (or appropriate evidence of ownership) in the absence of specific Written Instructions from the Trust on behalf of such Fund to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

  7. Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, and upon the receipt of Written Instructions from the Trust on behalf of a Fund, the Custodian shall make federal funds available to that Fund as of specified times agreed upon from time to time by the Trust and the Custodian, in the amount of checks and other funds received in payment for Shares of that Fund which are deposited into that Fund's account.

  8.  Holding and Segregation of Securities.

      a. The Custodian shall hold and physically segregate for the account of each Fund, all non-cash property received by it other than securities which are maintained pursuant to Section 11 in a U.S. Securities System. The Custodian shall not have the power or authority to assign, hypothecate, pledge, or otherwise dispose of any such securities and investments, except pursuant to the Trust's Written Instructions on behalf of each Fund and only for the account of the applicable Fund and otherwise as permitted under any loan arrangement between the Trust and the Custodian.

      b. The Custodian shall, upon receipt of Authorized Instructions from the Trust on behalf of each Fund, establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and securities, including securities maintained in an account by the Custodian pursuant to this Agreement, (1) in accordance with any agreement among the Trust on behalf of the Funds, the Custodian, and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the NASD, relating to compliance with the rules of any national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund; or (2) for purposes of segregating cash or government securities in connection with options purchased or sold or commodity futures contracts or options thereon purchased or sold by the Fund; or (3) for the purposes of the Fund's compliance with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies; or (4) for other proper purposes, but in the case of clause (4), only upon receipt of an Officers' Certificate including a resolution of the Board or of the Executive Committee setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes.

  9. Transfer, Exchange, and Redelivery of Securities. The Custodian shall release and deliver securities owned by a Fund and held by the Custodian or in a U.S. Securities System account of the Custodian, only upon receipt of Authorized Instructions from the Trust on behalf of the applicable Fund (which may be continuing instructions when deemed appropriate by the parties, but only if stated in a Written Instruction) and only in the following cases:

      a. Upon sale or redemption of such securities for the account of the Fund and receipt of payment therefor, or upon receipt by the Custodian of a confirmation, redemption order, or other document (or a copy thereof) directing or showing that payment is to be made to the Custodian or to the Fund in care of the Custodian at the Custodian's office.

      b. Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund.

      c. In the case of a sale effected through a U.S. Securities System in accordance with Section 11 of this Agreement.

      d. To the depository agent in connection with tender or other similar offers for securities of the Fund.

      e. To the issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable; provided that in any such case the cash or other consideration is to be delivered to the Custodian.

      f. To the issuer thereof or its agent for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian, or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian.

      g. Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom.

      h. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that in any such case the new securities and cash, if any, are to be delivered to the Custodian.

      i. In the case of warrants, rights, or similar securities, the surrender of interim receipts or temporary securities for definitive securities; provided that in any such case the new securities and cash, if any, are to be delivered to the Custodian.

      j. For delivery as security in connection with any borrowings by the Trust on behalf of a Fund requiring a pledge of assets by the Trust on behalf of the Fund, but only against receipt of amounts borrowed.

      k. Upon receipt of instructions from the Transfer Agent, for delivery to the Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust with respect to a Fund, in satisfaction of requests by holders of Shares of that Fund for repurchase or redemption.

      l. For any other proper purpose, but only upon receipt of an Officers' Certificate including a resolution of the Board or of the Executive Committee specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

  10. Registration of Securities. Except as otherwise directed by an Officers' Certificate, the Custodian shall register or hold all securities, except such as are in bearer form, in the name of the applicable Fund, or in the name of any nominee of the Trust on behalf of the Fund, or of any nominee of the Custodian which shall be assigned exclusively to the Fund, and shall execute and deliver all certificates in connection therewith which may be required by applicable laws or regulations. All securities accepted by the Custodian on behalf of a Fund pursuant to this Agreement shall be held in "street name" or other good deliverable form.

  11. Deposit of Trust Assets in U.S. Securities System. The Custodian may deposit and maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as "U.S. Securities System") in accordance with any applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations and subject to these provisions:

      a. The Custodian may keep securities of the Funds in a U.S. Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

      b. The records of the Custodian with respect to securities of each Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund.

      c. The Custodian shall pay for securities purchased for the account of the Fund upon (1) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (2) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (1) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund in the form of a written advice or notice, and shall furnish to the Trust for the Fund copies of daily transaction reports reflecting each day's transactions in the U.S. Securities System for the account of the Fund.

      d. The Custodian shall promptly provide to the Trust for the Fund any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting controls, or procedures for safeguarding securities deposited in the U.S. Securities System.

      e. The Custodian shall have received from the Trust on behalf of the Fund an Officers' Certificate, certifying that the Board has approved the use of a particular securities system.

      f. The Custodian shall be liable to the Trust, for the benefit of the applicable Fund or Funds, for any loss or damage to a Fund resulting from the use of the U.S. Securities System by reason of any negligence, misfeasance, or misconduct of the Custodian or any of its agents or any of its or their employees or from failure to enforce such rights as it may have against the U.S. Securities System. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

  12. Voting and Other Action. Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held under this Agreement by or for the account of the Trust or a Fund, except in accordance with the instructions contained in an Officers' Certificate. The Custodian shall promptly deliver, or cause to be executed and delivered, to the Trust all notices, proxies, and proxy soliciting materials received by the Custodian with respect to such securities, and such proxies shall be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust) but without indicating the manner in which the proxies are to be voted.

  13. Communications Relating to Fund Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities, expirations of rights in connection therewith, notices of call and put options written by the Trust on behalf of a Fund, and the maturity of futures contracts purchased or sold by a
Fund) received by the Custodian from issuers of securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or the party's agents) making the tender or exchange offer.

  14. Reports to Trust; Reports by Independent Public Accountants. The Custodian shall furnish to the Trust all reports, statements, and confirmations which may from time to time be agreed upon between the parties. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by Officers of, and auditors employed by, the Trust. The Custodian also shall provide to the Trust, at such times as the Trust may reasonably require, reports by independent public accountants on the accounting system, internal accounting controls, and procedures for safeguarding securities, including securities deposited and maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Agreement. Each such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacy would be disclosed by such examination; and, if there is no such inadequacy, the report shall so state.

  15. Custodian's Acts Without Instructions. Unless and until the Custodian receives an Officers' Certificate to the contrary, the Custodian shall:

      a. Present for payment all coupons and other income items held by it for a Fund's account which call for payment upon presentation, and hold the cash received by it upon such payment for the Fund's account.

      b. Collect interest and cash dividends received for a Fund's account, and notify the Fund.

      c. Hold for the applicable Fund's account all stock dividends, rights, and similar securities issued with respect to any securities held by it hereunder.

      d. Execute as agent on behalf of the Trust all necessary ownership certificates and affidavits required by applicable laws now or hereafter in effect, including, without limitation, the Internal Revenue Code and the Income Tax Regulations of the United State Treasury Department and the laws of any state. The Custodian shall insert the Trust's name and the applicable Fund's name on each such document as the owner of the securities covered thereby, to the extent it may lawfully do so.

  16. Evidence of Authority. The Trust shall give the Custodian an Officers' Certificate containing the names and signatures of all Authorized Persons and the names of the members of the Board and the Executive Committee (if any) thereof, and shall give the Custodian a new Officers' Certificate stating any changes which occur from time to time. See Section 2.

  17. Records. The Custodian shall prepare and maintain any records relating to its activities under this Agreement in such manner as will meet the obligations of the Trust pursuant to the Investment Company Act, the rules and regulations thereunder, and applicable federal and state tax laws and regulations. All such records shall be the property of the Trust. The Custodian shall make all such records available to the Trust, its independent auditors, and the Securities and Exchange Commission upon request and shall preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act and applicable federal and state tax laws and regulations.

  18. Disclaimer of Liability. This Agreement is executed on behalf of the Trust by its Officers in their capacities as Officers and not individually. The obligations of the Trust under this Agreement are not binding upon the Trust's Trustees, Officers, or shareholders individually but are binding only upon the assets and property of the Trust, or of the Fund to which the services performed pursuant to this Agreement relate. The Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

  19. Opinion of Trust's Independent Accountants. The Custodian shall take all reasonable actions, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities under this Agreement in connection with the preparation of the Trust's Form N-1A and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other Securities and Exchange Commission requirements.

  20. Compensation. The Custodian shall be entitled to reasonable compensation for its services and expenses as the Custodian, as agreed upon from time to time in writing between the Trust and the Custodian.

  21. Transfer Taxes. The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made under this Agreement.

  22. Responsibility and Limited Liability of Custodian. So long as and to the extent that it exercises reasonable care, the Custodian shall not be liable for any action taken in good faith upon receipt of any Authorized Instructions or any Officers' Certificate; may rely on the genuineness of any such document which the Custodian reasonably and in good faith believes to have been validly executed; and may rely on the genuineness of any oral Authorized Instruction permitted by this Agreement if the Custodian reasonably and in good faith believes that the oral instruction has been given by an Authorized Person.

  23. Indemnification. The Trust agrees on behalf of each Fund to indemnify and hold harmless the Custodian and its nominee from all claims, liabilities, judgments, and litigation expenses (including fees of legal counsel) incurred or assessed against it or its nominee in connection with the performance of this Agreement as to that Fund, except such as may arise from its or its nominee's own negligent action, negligent failure to act, or willful misconduct. In the event of any advance of cash for any purpose made by the Custodian resulting from Authorized Instructions by the Trust, or in the event that the Custodian or its nominee shall incur or be assessed any claims, liabilities, judgments, or litigation expenses in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act, or willful misconduct, any property at any time held for the account of that Fund shall be security therefor.

  24. Confidentiality. Neither the Custodian nor the Trust shall disclose or use nonpublic personal information (as defined in Rule 3(t) of Regulation S-P under the federal securities laws) provided by the other party, except as necessary to carry out the purposes for which such information is provided, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business.

  25. Shareholder Communications Election. Exchange Act Rule 14b-2 requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the custodian "yes" or does not designate either "yes" or "no", the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications.

The Trust has determined and advises the Custodian, and the Custodian acknowledges the Trust's decision and statement, that the Trust's answer is "no" and that the Custodian is not authorized to release the Trust's name, address, and share positions.

  26. Effective Date, Termination, Amendment, and Assignment. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as provided in this Agreement, may be amended at any time by mutual agreement of the parties, and may be terminated by either party upon 60 days written notice. The Trust by action of its Board may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of its Board.

  27. Previous Contracts. This Agreement supersedes and terminates, as of its effective date, all previous contracts (if any) between the Trust or any Fund and the Custodian relating to the custody of the Trust's or Fund's assets.

  28. Successor Custodian. If a successor custodian for the Trust is appointed by the Board, the Custodian shall, promptly upon termination of this Agreement, deliver to the successor custodian, duly endorsed and in the form for transfer, all securities, funds, and other property of each applicable Fund then held by it, and shall transfer to an account of the successor custodian all of the securities of each Fund held in a U.S. Securities System. If this Agreement is terminated and no successor custodian is appointed, the Custodian shall promptly deliver all securities, funds, and other property of each applicable Fund then held by it to a bank or trust company, of its own selection, in the City of Muscatine, Iowa, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, as a custodian for the Trust to be held under terms similar to those of this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. Notwithstanding the foregoing, the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its compensation in accordance with Section 20 of this Agreement.

  29. Additional Series. In the event that the Trust establishes an additional series of Shares to which it desires to have the Custodian render services as the Custodian under this Agreement, the Trust shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund under this Agreement.

  30. Iowa Law Applies. This Agreement, including all its terms and provisions, shall be interpreted under and in accordance with the laws of the State of Iowa.

Executed at Muscatine, Iowa, as of the date first stated above. This Agreement is executed in multiple counterparts, each of which shall be deemed to be an original; but all counterparts together shall constitute only one instrument.

                       PEARL MUTUAL FUNDS


                       By /s/ David M. Stanley
                          -----------------------------
                             David M. Stanley
                             Chairman and President

                       FIRST NATIONAL BANK OF MUSCATINE


                       By /s/ Scott Snow
                          -----------------------------
                          Scott Snow
                          Vice President, Trust Aministration